Exhibit 10.1

Execution Version

2019 REPLACEMENT TERM LOAN AMENDMENT

2019 REPLACEMENT TERM LOAN AMENDMENT, dated as of December 13, 2019 (this “Agreement”), to that certain Credit Agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012, as further amended and restated as of May 31, 2013, as amended by the First Amendment dated as of May 18, 2015, as amended by the Replacement Term Loan Amendment dated as of November 2, 2016, as amended by the 2017 Replacement Term Loan Amendment dated as of May 11, 2017, as amended by the 2017-2 Replacement Term Loan Amendment dated as of December 8, 2017 and as amended by the 2018 Replacement Term Loan Amendment dated as of June 8, 2018 (the “Credit Agreement”), among Generac Acquisition Corp., a Delaware corporation (“Holdings”), Generac Power Systems, Inc., a Wisconsin corporation (the “Borrower”), the several lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents and parties party thereto.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested (i) that the Lenders effect certain modifications to the Credit Agreement as described herein (the Credit Agreement, as so modified hereby, the “Amended Credit Agreement”), and (ii) that the outstanding Term Loans be replaced with a new term loan B facility (the “2019 Replacement Term Loan Facility”) by obtaining 2019 Replacement Term Loan Commitments (as defined in Section 3 of this Agreement) and having existing Term Loans be continued, pursuant to a cashless roll, in each case, as provided herein;

WHEREAS, the loans under the 2019 Replacement Term Loan Facility (the “2019 New Term Loans”) will replace and refinance the currently outstanding Term Loans and are collectively intended to be Replacement Term Loans, as contemplated in Section 9.08(d) of the Credit Agreement;

WHEREAS, the 2019 New Term Loans will have the terms set forth in the Amended Credit Agreement;

WHEREAS, JPMorgan Chase Bank, N.A. is the sole lead arranger and sole bookrunner for the 2019 Replacement Term Loan Facility;

WHEREAS, each existing Lender that executes and delivers a lender addendum signature page to this Agreement (substantially in the form attached hereto) in such capacity (a “Continuing Term Lender Addendum”) and in connection therewith agrees to continue all of its Existing Term Loans (as defined below) as 2019 New Term Loans (such continued Term Loans, the “Continued Term Loans”, and such Lenders, collectively, the “Continuing Term Lenders”) will thereby (i) agree to the terms of this Agreement and (ii) agree to continue, pursuant to a cashless roll, all of its existing Term Loans (all existing Term Loans outstanding under the Credit Agreement, the “Existing Term Loans”, and the Lenders of such Existing Term Loans, collectively, the “Existing Term Lenders”) outstanding on the Effective Date (as defined below) as 2019 New Term Loans in a principal amount not more than the aggregate principal amount of such Existing Term Loans so continued (it being understood that the principal amount of Existing Term Loans so continued shall be determined by the Administrative Agent and notified to such Existing Term Lender as set forth in Section 3.3);

WHEREAS, subject to the preceding recitals, each Person (other than a Continuing Term Lender in its capacity as such) that executes and delivers a lender addendum signature page to this Agreement (substantially in the form attached hereto) (a “Replacement Term Lender Addendum”) and agrees in connection therewith to provide its 2019 New Term Loan (collectively, the “Replacement Term Lenders”) will thereby (i) agree to the terms of this Agreement and (ii) commit to provide its 2019 New Term Loan on the Effective Date (the “Replacement Term Loans”) in such amount (not in excess of any such commitment) as is determined by the Administrative Agent and notified to such Replacement Term Lender;

WHEREAS, the proceeds of the Replacement Term Loans will be used to repay in full the outstanding principal amount of the Existing Term Loans that are not continued as 2019 New Term Loans by Continuing Term Lenders (the “Non-Continuing Term Loans”);

WHEREAS, the Continuing Term Lenders and the Replacement Term Lenders (collectively, the “2019 Term Lenders”) are severally willing to continue their Existing Term Loans as Continued Term Loans and/or to provide Replacement Term Loans, as the case may be, subject to the terms and conditions set forth in the Credit Agreement, this Agreement and the Amended Credit Agreement, as applicable; and

WHEREAS, the 2019 Term Lenders and the Administrative Agent are willing to agree to this Agreement on the terms set forth herein;

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1.     Definitions. Except as otherwise defined herein, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Amended Credit Agreement.

SECTION 2.     Amendments to the Credit Agreement. The Credit Agreement is hereby amended, effective immediately after the provision of, or the continuation of Existing Term Loans as, as applicable, 2019 New Term Loans on the Effective Date, as follows:

2.1.     Amendments to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)     The definition of “ABR” is hereby amended by (x) deleting “,” before clause (c) therein and substituting in lieu thereof “and” and (y) deleting the text “and (d) 1.75%”.

(b)     The definition of “Commitment” is hereby amended and restated in its entirety as follows:

“Commitment” shall mean with respect to any Lender, the obligation of such Lender, if any, to:

(i) make an Existing Term Loan to the Borrower hereunder on the Second Restatement Date in accordance with the Restatement Agreement, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender, which aggregate amount of the Commitments on the Second Restatement Date was $1.2 billion,

(ii) provide, or to continue its Existing Term Loans as, as applicable, a 2016 New Term Loan to the Borrower on the 2016 Replacement Term Loan Amendment Effective Date in accordance with the 2016 Replacement Term Loan Amendment, expressed as an amount representing the maximum principal amount of the 2016 New Term Loan to be made by such Lender hereunder, which aggregate amount of the Commitments on the 2016 Replacement Term Loan Amendment Effective Date was $929 million,

(iii) provide, or to continue its Existing Term Loans as, as applicable, a 2017 New Term Loan to the Borrower on the 2017 Replacement Term Loan Amendment Effective Date in accordance with the 2017 Replacement Term Loan Amendment, expressed as an amount representing the maximum principal amount of the 2017 New Term Loan to be made by such Lender hereunder, which aggregate amount of the Commitments on the 2017 Replacement Term Loan Amendment Effective Date was $929 million,

(iv) provide, or to continue its Existing Term Loans as, as applicable, a 2017-2 New Term Loan to the Borrower on the 2017-2 Replacement Term Loan Amendment Effective Date in accordance with the 2017-2 Replacement Term Loan Amendment, expressed as an amount representing the maximum principal amount of the 2017-2 New Term Loan to be made by such Lender hereunder, which aggregate amount of the Commitments on the 2017-2 Replacement Term Loan Amendment Effective Date was $929 million,

(v) provide, or to continue its Existing Term Loans as, as applicable, a 2018 New Term Loan to the Borrower on the 2018 Replacement Term Loan Amendment Effective Date in accordance with the 2018 Replacement Term Loan Amendment, expressed as an amount representing the maximum principal amount of the 2018 New Term Loan to be made by such Lender hereunder, which aggregate amount of the Commitments on the 2018 Replacement Term Loan Amendment Effective Date was $879 million, and

(vi) provide, or to continue its Existing Term Loans as, as applicable, a 2019 New Term Loan to the Borrower on the 2019 Replacement Term Loan Amendment Effective Date in accordance with the 2019 Replacement Term Loan Amendment, expressed as an amount representing the maximum principal amount of the 2019 New Term Loan to be made by such Lender hereunder, which aggregate amount of the Commitments on the 2019 Replacement Term Loan Amendment Effective Date is $830 million.

The amount of each Term Lender’s Commitment on the Second Restatement Date is its “New Term Loan Commitment” as defined in the Restatement Agreement. The amount of each Term Lender’s Commitment on the 2016 Replacement Term Loan Amendment Effective Date is its 2016 Replacement Term Loan Commitment. The amount of each Term Lender’s Commitment on the 2017 Replacement Term Loan Amendment Effective Date is its 2017 Replacement Term Loan Commitment. The amount of each Term Lender’s Commitment on the 2017-2 Replacement Term Loan Amendment Effective Date is its 2017-2 Replacement Term Loan Commitment. The amount of each Term Lender’s Commitment on the 2018 Replacement Term Loan Amendment Effective Date is its 2018 Replacement Term Loan Commitment. The amount of each Term Lender’s Commitment on the 2019 Replacement Term Loan Amendment Effective Date is its 2019 Replacement Term Loan Commitment. For all purposes hereunder, from and after the 2016 Replacement Term Loan Amendment Effective Date until the 2017 Replacement Term Loan Amendment Effective Date, each reference to a “Commitment” in this Agreement and in the Loan Documents shall be deemed to include the commitments to provide, or to continue Existing Term Loans as, the 2016 New Term Loans. For all purposes hereunder, from and after the 2017 Replacement Term Loan Amendment Effective Date until the 2017-2 Replacement Term Loan Amendment Effective Date, each reference to a “Commitment” in this Agreement and in the Loan Documents shall be deemed to include the commitments to provide, or to continue Existing Term Loans as, the 2017 New Term Loans. For all purposes hereunder, from and after the 2017-2 Replacement Term Loan Amendment Effective Date until the 2018 Replacement Term Loan Amendment Effective Date, each reference to a “Commitment” in this Agreement and in the Loan Documents shall be deemed to include the commitments to provide, or to continue Existing Term Loans as, the 2017-2 New Term Loans. For all purposes hereunder, from and after the 2018 Replacement Term Loan Amendment Effective Date until the 2019 Replacement Term Loan Amendment Effective Date, each reference to a “Commitment” in this Agreement and in the Loan Documents shall be deemed to include the commitments to provide, or to continue Existing Term Loans as, the 2018 New Term Loans. For all purposes hereunder, from and after the 2019 Replacement Term Loan Amendment Effective Date, each reference to a “Commitment” in this Agreement and in the Loan Documents shall be deemed to include the commitments to provide, or to continue Existing Term Loans as, the 2019 New Term Loans.

(c)     The definition of “Eurodollar Rate” is hereby amended by deleting the text “the greater of (a) 0.75% and (b)”.

(d)     The definition of “Lender” is hereby amended and restated in its entirety as follows:

“Lender” shall mean (i) each New Term Lender (as defined in the Restatement Agreement) (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), (ii) each financial institution or other entity that is listed on the signature pages of the 2016 Replacement Term Loan Amendment as a “Continuing Term Lender” and/or “Replacement Term Lender,” as applicable (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), (iii) each financial institution or other entity that is listed on the signature pages of the 2017 Replacement Term Loan Amendment as a “Continuing Term Lender” and/or “Replacement Term Lender,” as applicable (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), (iv) each financial institution or other entity that is listed on the signature pages of the 2017-2 Replacement Term Loan Amendment as a “Continuing Term Lender” and/or “Replacement Term Lender,” as applicable (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), (v) each financial institution or other entity that is listed on the signature pages of the 2018 Replacement Term Loan Amendment as a “Continuing Term Lender” and/or “Replacement Term Lender,” as applicable (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), (vi) each financial institution or other entity that is listed on the signature pages of the 2019 Replacement Term Loan Amendment as a “Continuing Term Lender” and/or “Replacement Term Lender,” as applicable (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04) and (vii) any other person that becomes a “Lender” hereunder in accordance with Section 9.04.

(e)     The definition of “Maturity Date” is hereby amended by deleting the date “May 31, 2023” and substituting in lieu thereof the date “December 13, 2026”.

(f)     The definition of “Term Loans” is hereby amended and restated in its entirety as follows:

“Term Loans” shall mean (i) the Existing Term Loans that were made by the Lenders to the Borrower on the Second Restatement Date pursuant to Section 2.01, (ii) the 2016 New Term Loans, (iii) the 2017 Term Loans, (iv) the 2017-2 Term Loans, (v) the 2018 Term Loans and (vi) the 2019 Term Loans, as context may require. On and after the 2016 Replacement Term Loan Amendment Effective Date until the 2017 Replacement Term Loan Amendment Effective Date, each reference to a “Term Loan” in this Agreement and in the other Loan Documents shall be deemed to include the 2016 New Term Loans, except as the context may otherwise require. On and after the 2017 Replacement Term Loan Amendment Effective Date until the 2017-2 Replacement Term Loan Amendment Effective Date, each reference to a “Term Loan” in this Agreement and in the other Loan Documents shall be deemed to include the 2017 New Term Loans, except as the context may otherwise require. On and after the 2017-2 Replacement Term Loan Amendment Effective Date until the 2018 Replacement Term Loan Effective Date, each reference to a “Term Loan” in this Agreement and in the other Loan Documents shall be deemed to include the 2017-2 New Term Loans, except as the context may otherwise require. On and after the 2018 Replacement Term Loan Effective Date until the 2019 Replacement Term Loan Effective Date, each reference to a “Term Loan” in this Agreement and in the other Loan Documents shall be deemed to include the 2018 New Term Loans, except as the context may otherwise require. On and after the 2019 Replacement Term Loan Effective Date, each reference to a “Term Loan” in this Agreement and in the other Loan Documents shall be deemed to include the 2019 New Term Loans, except as the context may otherwise require.

The following new definitions shall be inserted in their proper alphabetical order:

“2019 New Term Loans” shall have the meaning set forth in Section 2.01.

“2019 Replacement Term Loan Amendment” shall mean the 2019 Replacement Term Loan Amendment, dated as of the 2019 Replacement Term Loan Amendment Effective Date, among Holdings, the Borrower, the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

“2019 Replacement Term Loan Amendment Effective Date” shall mean December 13, 2019.

“2019 Replacement Term Loan Facility” shall have the meaning set forth in the 2019 Replacement Term Loan Amendment.

“2019 Replacement Term Loan Commitment” shall have the meaning set forth in the 2019 Replacement Term Loan Amendment.

“Benchmark Replacement” shall mean the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Eurodollar Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion (but in consultation with the Borrower).

“Benchmark Replacement Adjustment” shall mean the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurodollar Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurodollar Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate).

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” shall mean the earlier to occur of the following events with respect to the Eurodollar Rate:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Eurodollar Base Rate permanently or indefinitely ceases to provide the Eurodollar Base Rate; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the Eurodollar Rate:

(1) a public statement or publication of information by or on behalf of the administrator of the Eurodollar Base Rate announcing that such administrator has ceased or will cease to provide the Eurodollar Base Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurodollar Base Rate;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Eurodollar Base Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Eurodollar Base Rate, a resolution authority with jurisdiction over the administrator for the Eurodollar Base Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Eurodollar Base Rate, in each case which states that the administrator of the Eurodollar Base Rate has ceased or will cease to provide the Eurodollar Base Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurodollar Base Rate; and/or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Eurodollar Base Rate announcing that the Eurodollar Base Rate is no longer representative.

“Benchmark Transition Start Date” shall mean (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent, the Borrower or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Borrower or the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” shall mean, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Eurodollar Rate and solely to the extent that the Eurodollar Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Eurodollar Rate for all purposes hereunder in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced the Eurodollar Rate for all purposes hereunder pursuant to Section 2.14.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party shall mean an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Compounded SOFR” shall mean the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; or

(2) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion (in consultation with the Borrower) are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;

provided, that if the Administrative Agent in its sole discretion (but in consultation with the Borrower) decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”

“Corresponding Tenor” with respect to a Benchmark Replacement shall mean a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the Eurodollar Rate.

“Covered Entity” shall mean any of the following:

(a)     a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)     a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)     a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning set forth in Section 9.26.

“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Early Opt-in Election” shall mean the occurrence of:

(1) (i) a determination by the Administrative Agent or the Borrower (as notified to the Administrative Agent) or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined, in either case, that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.14 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Eurodollar Rate, and

(2) (i) the election by the Administrative Agent or the Borrower or (ii) the election by the Required Lenders to declare, in either case, that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders, by the Borrower to the Administrative Agent or by the Required Lenders of written notice of such election to the Administrative Agent and the Borrower.

“Federal Reserve Bank of New York’s Website” shall mean the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“IBA” shall have the meaning set forth in Section 1.09.

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning set forth in Section 9.26.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“SOFR” with respect to any day shall mean the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“SOFR-Based Rate” shall mean SOFR, Compounded SOFR or Term SOFR.

“Supported QFC” shall have the meaning set forth in Section 9.26.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“U.S. Special Resolution Regimes” shall have the meaning set forth in Section 9.26.

2.2.     Amendments to Article I. Article I of the Credit Agreement is hereby amended by adding the following as new Sections 1.09 and 1.10:

SECTION 1.09 Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the Eurodollar Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 2.14(c) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.14(e), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter (in each case other than the determination or calculation of such reference rate) related to the London interbank offered rate or other rates in the definition of “Eurodollar Base Rate” or “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(c), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Eurodollar Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

SECTION 1.10 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

2.3.     Amendment to Section 2.01. Section 2.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

On the Second Restatement Date, each Lender made Term Loans to the Borrower (the “Existing Term Loans”) in the original aggregate principal amount of $1.2 billion. Subject to the terms and conditions set forth in the 2016 Replacement Term Loan Amendment, on the 2016 Replacement Term Loan Amendment Effective Date, each 2016 New Term Lender agreed to provide or continue its Existing Term Loans pursuant to a cashless roll, as applicable, its Term Loans (such provided or continued Term Loans, collectively, the “2016 New Term Loans”) in a principal amount equal to its 2016 Replacement Term Loan Commitment. Subject to the terms and conditions set forth in the 2017 Replacement Term Loan Amendment, on the 2017 Replacement Term Loan Amendment Effective Date, each 2017 New Term Lender agreed to provide or continue its Existing Term Loans pursuant to a cashless roll, as applicable, its Term Loans (such provided or continued Term Loans, collectively, the “2017 New Term Loans”) in a principal amount equal to its 2017 Replacement Term Loan Commitment. Subject to the terms and conditions set forth in the 2017-2 Replacement Term Loan Amendment, on the 2017-2 Replacement Term Loan Amendment Effective Date, each 2017-2 New Term Lender agrees to and shall provide or continue its Existing Term Loans pursuant to a cashless roll, as applicable, its Term Loans (such provided or continued Term Loans, collectively, the “2017-2 New Term Loans”) in a principal amount not to exceed its 2017-2 Replacement Term Loan Commitment. Subject to the terms and conditions set forth in the 2018 Replacement Term Loan Amendment, on the 2018 Replacement Term Loan Amendment Effective Date, each 2018 New Term Lender agreed to provide or continue its Existing Term Loans pursuant to a cashless roll, as applicable, its Term Loans (such provided or continued Term Loans, collectively, the “2018 New Term Loans”) in a principal amount equal to its 2018 Replacement Term Loan Commitment. Subject to the terms and conditions set forth in the 2019 Replacement Term Loan Amendment, on the 2019 Replacement Term Loan Amendment Effective Date, each 2019 New Term Lender agrees to and shall provide or continue its Existing Term Loans pursuant to a cashless roll, as applicable, its Term Loans (such provided or continued Term Loans, collectively, the “2019 New Term Loans”) in a principal amount not to exceed its 2019 Replacement Term Loan Commitment.

2.4.     Amendment to Section 2.02(a). Section 2.02(a) of the Credit Agreement is hereby amended by adding immediately before the final sentence thereof the sentence “On the 2019 Replacement Term Loan Amendment Effective Date, the 2019 New Term Loans shall constitute, on the terms provided in the 2019 Replacement Term Loan Amendment, Term Loans hereunder.”.

2.5.     Amendment to Section 2.10. Section 2.10(a) of the Credit Agreement is hereby amended by replacing the text “2018 Replacement Term Loan Amendment Effective Date” with “2019 Replacement Term Loan Amendment Effective Date”.

2.6.     Amendment to Section 2.11. Section 2.11 of the Credit Agreement is hereby amended by deleting the text “the date that is the six-month anniversary of the 2018 Replacement Term Loan Amendment Effective Date” in clause (a) thereof and substituting in lieu thereof the text “the date that is the six-month anniversary of the 2019 Replacement Term Loan Amendment Effective Date”.

2.7.     Amendments to Section 2.14.

(a)     Section 2.14(a) of the Credit Agreement is hereby amended by adding the following at the end thereof but immediately before the text “; or”:

“; provided that no Benchmark Transition Event shall have occurred at such time”

(b)     Section 2.14(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the Eurodollar Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event or any Early Opt-in Election will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein (if any). No replacement of Eurodollar Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.

(c)     Section 2.14 of the Credit Agreement is hereby amended by adding the following clauses (d) through (f) as new clauses (d) through (f) therein:

(d) In connection with the implementation of a Benchmark Replacement, the Administrative Agent and the Borrower will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(e) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.14.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective.

2.8.     Amendment to Section 2.19(c). Section 2.19(c) of the Credit Agreement is hereby amended by deleting the text “the date that is the six-month anniversary of the 2018 Replacement Term Loan Amendment Effective Date as a result of a Repricing Transaction” in clause (d) thereof and substituting in lieu thereof the text “the date that is the six-month anniversary of the 2019 Replacement Term Loan Amendment Effective Date as a result of a Repricing Transaction”.

2.9.     Amendment to Article III. Article III of the Credit Agreement is hereby amended by adding the following as a new Section 3.23 therein:

SECTION 3.23. Beneficial Ownership Certification. As of the 2019 Replacement Term Loan Amendment Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the 2019 Replacement Term Loan Amendment Effective Date, if any, to any Lender in connection with this Agreement is true and correct in all material respects.

2.10.     Amendment to Section 9.01. Section 9.01(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Rd., Newark, DE, 19713, Attention: James Linden, james.linden@chase.com, 302-634-3919;

2.11.     Amendment to Article IX. Article IX of the Credit Agreement is hereby amended by adding the following as a new Section 9.26 therein:

SECTION 9.26. Qualified Financial Contracts. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regimes if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 3.     2019 New Term Loans; Allocations and Reallocations.

3.1.     Each (a) Replacement Term Lender, by executing a Replacement Term Lender Addendum, and (b) Continuing Term Lender, by executing a Continuing Term Lender Addendum, consents to the amendments to the Credit Agreement set forth in this Agreement.

3.2.     Subject to the terms and conditions set forth herein (i) each Continuing Term Lender agrees to continue, pursuant to a cashless roll, all of its Existing Term Loans as a Continued Term Loan on the date requested by the Borrower to be the Effective Date in a principal amount equal to such Continuing Term Lender’s Continuing Term Loan Commitment (as defined below) and (ii) each Replacement Term Lender agrees to provide its Replacement Term Loan on such date in a principal amount equal to such Replacement Term Lender’s Replacement Term Loan Commitment (as defined below). The Borrower shall give notice to the Administrative Agent of the proposed Effective Date not later than one Business Day prior thereto, and the Administrative Agent shall notify each Continuing Term Lender and each Replacement Term Lender thereof.

3.3.      Each Replacement Term Lender will provide its Replacement Term Loan on the Effective Date by making available to the Administrative Agent, in the manner contemplated by the Amended Credit Agreement or as otherwise arranged by the Administrative Agent and such Replacement Lenders, an amount equal to its Replacement Term Loan Commitment. The “Replacement Term Loan Commitment” of any Replacement Term Lender will be such amount (not exceeding any commitment offered by such Replacement Term Lender) allocated to it by the Administrative Agent and notified to it on or prior to the Effective Date. The “Continuing Term Loan Commitment” of any Continuing Term Lender will be the amount of its Existing Term Loans as set forth in the Register immediately prior to giving effect to the Effective Date (or such lesser amount as allocated to it by the Administrative Agent and notified to it on or prior to the Effective Date), which shall be continued as an equal amount of Continued Term Loans (it being understood that no cash will be advanced as part of any continuation of Continued Term Loans). Replacement Term Loan Commitments and Continuing Term Loan Commitments are collectively referred to herein as the “2019 Replacement Term Loan Commitment”. The commitments of the Replacement Term Lenders and the continuation undertakings of the Continuing Term Lenders are several and no such Lender will be responsible for any other such Lender’s failure to provide, or continue its Existing Term Loans as, as applicable, its 2019 New Term Loan. The 2019 New Term Loans may from time to time be ABR Loans or Eurodollar Loans, as determined by the Borrower and notified to the Administrative Agent as contemplated by Sections 2.02 and 2.07 of the Amended Credit Agreement. Upon the provision of, or the continuation of the Existing Term Loans as, as applicable, 2019 New Term Loans on the Effective Date, the 2019 New Term Loans shall be ABR Loans or Eurodollar Loans, as the case may be, of the same Type and with the Interest Period(s) that were applicable to the Existing Term Loans immediately prior to the Effective Date uninterrupted thereby with the initial Interest Period(s) applicable to the 2019 New Term Loans equal to the remaining length of such Existing Term Loans’ Interest Period(s). Accrued and unpaid interest in respect of Continued Term Loans shall be paid on the applicable Interest Payment Date in respect of such Loan (and not, for the avoidance of doubt, on the Effective Date).

3.4.     The obligation of each 2019 Term Lender to provide, or continue its Existing Term Loans as, as applicable, its 2019 New Term Loans on the Effective Date is subject to the satisfaction of the conditions set forth in Section 4 of this Agreement.

3.5.     On and after the Effective Date, each reference in the Amended Credit Agreement to “Term Loans” shall be deemed a reference to the 2019 New Term Loans contemplated hereby, except as the context may otherwise require.

3.6.     The Lenders hereby agree to waive the notice requirements of Sections 2.10(c) and 2.11 of the Amended Credit Agreement (which notice is otherwise hereby deemed to be effectively given to the Administrative Agent) in connection with the prepayment of Term Loans and the prepayment or replacement of Existing Term Loans contemplated hereby. The Continuing Term Lenders, constituting Required Lenders immediately prior to the Effective Date, hereby agree to waive the breakage costs provisions of Section 2.16 of the Credit Agreement in connection with the prepayment or replacement of Existing Term Loans contemplated hereby.

SECTION 4.     Effectiveness. This Agreement shall become effective, and the provision of, or the continuation of Existing Term Loans as, as applicable, the 2019 New Term Loans shall occur, as of the date (the “Effective Date”) on which the conditions set forth below have been satisfied:

4.1.     At the time of and immediately after giving effect to the Effective Date and the provision of, or the continuation of Existing Term Loans as, as applicable, 2019 New Term Loans on the Effective Date, no Default or Event of Default shall have occurred and be continuing.

4.2.     The Administrative Agent (or its counsel) shall have received from (i) the Borrower, Holdings, the other Loan Parties (the Borrower, Holdings and such other Loan Parties, collectively, the “Reaffirming Parties”) and (ii) the 2019 Term Lenders either (x) a counterpart of this Agreement signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include fax or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

4.3.     The Administrative Agent shall have received, on behalf of itself and the Lenders on the Effective Date, a customary written opinion of (x) Sidley Austin LLP, special counsel for Holdings and the Borrower and (y) Reinhart Boerner Van Dueren S.C., Wisconsin counsel for the Borrower, (A) dated the Effective Date, (B) addressed to the Administrative Agent and the Lenders on the Effective Date and (C) in form and substance reasonably satisfactory to the Administrative Agent consistent with those delivered on the 2018 Replacement Term Loan Amendment Effective Date (other than changes to such legal opinion resulting from change in law, fact or change to counsel’s form of opinion), and each of Holdings and the Borrower hereby instructs its counsel to deliver such opinions.

4.4.     The Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (a), (b), (c) and (d) below:

(a)     a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date from such Secretary of State (or other similar official);

(b)     a certificate of the secretary or assistant secretary or similar officer of each Loan Party dated the Effective Date and certifying:

(i) that attached thereto is a true and complete copy of the bylaws (or limited partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party as in effect on the Effective Date,

(ii) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of this Agreement and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Effective Date,

(iii) that the certificate or articles of incorporation, certificate of limited partnership or certificate of formation of such Loan Party has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above,

(iv) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and

(v) as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party;

(c)     a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (b) above; and

(d)     a certificate of a Responsible Officer of Holdings or the Borrower certifying that as of the Effective Date (i) all the representations and warranties set forth in the Credit Agreement are true and correct to the extent set forth therein on and as of the Effective Date except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date and (ii) that as of the Effective Date, no Default or Event of Default has occurred and is continuing or would result from the provision of, or the continuation of Existing Term Loans as, as applicable, 2019 New Term Loans on the Effective Date.

4.5.      (i) The Collateral and Guarantee Requirement continues to be satisfied, (ii) the Administrative Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties and copies of the financing statements (or similar documents) disclosed by such search and (iii) the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are either permitted by Section 6.02 of the Amended Credit Agreement or have been released (or authorized for release in a manner reasonably satisfactory to the Administrative Agent).

4.6.     The Lenders shall have received, in each case in accordance with Section 5.04 of the Credit Agreement, the financial statements and other financial information referred to in Sections 5.04(a), (b), (c), (d) and (e) of the Credit Agreement.

4.7.     The Administrative Agent shall have received all fees payable thereto or to any Lender on or prior to the Effective Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Effective Date (including accrued interest in respect of the Non-Continuing Term Loans), including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP) required to be reimbursed or paid by the Loan Parties under the Credit Agreement or under any other Loan Document.

4.8.     To the extent requested by the Administrative Agent not less than two (2) days prior to the Effective Date, the Administrative Agent shall have received, at least one (1) day prior to the Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

Each 2019 Term Lender, by delivering its signature page to this Agreement and providing, or continuing its Existing Term Loans as, as applicable, its 2019 New Term Loan on the Effective Date shall be deemed to have acknowledged receipt of and consented to and approved each Loan Document and each other document required to be approved by the Administrative Agent or any Lender, as applicable, on the Effective Date.

SECTION 5.     Representations and Warranties. To induce the other parties hereto to enter into this Agreement, each of the Reaffirming Parties represents and warrants to each of the 2019 Term Lenders and the Administrative Agent that:

5.1.     This Agreement has been duly authorized, executed and delivered by it and this Agreement and the Amended Credit Agreement constitute its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

5.2.     (a) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct to the extent set forth therein on and as of the Effective Date as if made on such date except to the extent any such representation and warranty is expressly made only as of a prior date, in which case such representation and warranty shall have been true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such prior date and (b) no Default or Event of Default has occurred and is continuing or would result from the provision of, or the continuation of Existing Term Loans as, as applicable, 2019 New Term Loans on the Effective Date.

SECTION 6.     Effect of Amendment.

6.1.     Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement, the Amended Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

6.2.     On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Amended Credit Agreement. This Agreement shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

SECTION 7.     Legal Opinions Regarding Mortgages. The Borrower shall, within 90 days of the Effective Date (or such later date as may be agreed to by the Administrative Agent), deliver to the Administrative Agent, executed legal opinions from counsel to the Borrower, which opine that, after giving effect to this Agreement, each Mortgage encumbering each Mortgaged Property owned or leased by the Borrower or a Subsidiary Guarantor as of the Effective Date continues in full force and effect and is effective to secure the 2019 Replacement Term Loan Facility, including the extension of the Maturity Date described above in Section 2.1(e), and that no filing or recording of any amendment or confirmation is required in connection therewith, in each case in form and substance reasonably satisfactory to the Administrative Agent; provided, however, that such legal opinions may include customary assumptions and exceptions in accordance with customary opinion practice.

SECTION 8.     General.

8.1.      GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.2.     Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with the preparation, negotiation and execution of this Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent in accordance with Section 9.05 of the Amended Credit Agreement.

8.3.     Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of any executed counterpart of a signature page of this Agreement by telecopy or email transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

8.4.     Headings. Article and Section headings are used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

8.5.     Reaffirmation. The parties hereto confirm that this Agreement is not intended, nor shall it be deemed or construed, to effect a novation of any liens or indebtedness under the Credit Agreement or to terminate or release any liens, security interests or contractual or legal rights securing all or any part of such indebtedness. Furthermore, each of the Reaffirming Parties hereby:

(a)     consents to this Agreement and the transactions contemplated hereby and hereby confirms its guarantees, pledges, grants of security interests, acknowledgments, obligations and consents under the Collateral Agreement and the other Security Documents and the other Loan Documents to which it is a party and agrees that notwithstanding the effectiveness of this Agreement and the consummation of the transactions contemplated hereby, such guarantees, pledges, grants of security interests, acknowledgments, obligations and consents shall be, and continue to be, in full force and effect except as expressly set forth herein,

(b)     ratifies the Security Documents and the other Loan Documents to which it is a party,

(c)     confirms that all of the Liens and security interests created and arising under the Security Documents to which it is a party remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, and having the same perfected status and priority as collateral security for the Obligations as existed prior to giving effect to this Agreement,

(d)     agrees that each of the representations and warranties made by each Reaffirming Party in the Security Documents to which it is a party is true and correct as to it in all material respects on and as of the date hereof (except to the extent any such representation or warranty expressly relates to a prior date, in which case such representation or warranty was true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such prior date), and

(e)     agrees that it shall take any action reasonably requested by the Administrative Agent in order to confirm or effect the intent of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

GENERAC ACQUISITION CORP. GENERAC POWER SYSTEMS, INC. MAC, INC. CHP HOLDINGS, INC. COUNTRY HOME PRODUCTS, INC. ROUTE 22A & 1 MAIN LLC

By:	/s/ York A. Ragen
Name: York A. Ragen
Title: Chief Financial Officer

GENERAC MOBILE PRODUCTS, LLC

By:	/s/ York A. Ragen
Name: York A. Ragen
Title: Secretary and Treasurer

PIKA ENERGY, INC.

By:	/s/ York A. Ragen
Name: York A. Ragen
Title: Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Richard Barritt
Name: Richard Barritt
Title: Executive Director

Signature Page to 2019 Replacement Term Loan Amendment

CONTINUING TERM LENDER ADDENDUM TO THE

2019 REPLACEMENT TERM LOAN AMENDMENT IN RESPECT OF THE
CREDIT AGREEMENT DATED AS OF FEBRUARY 9, 2012,

AS LAST AMENDED AND RESTATED AS OF MAY 31, 2013

AS LAST AMENDED AS OF JUNE 8, 2018

This Lender Addendum (this “Continuing Term Lender Addendum”) is referred to in, and is a signature page to, the 2019 Replacement Term Loan Amendment (the “Agreement”) to that certain Credit Agreement dated as of February 9, 2012, as amended and restated as of May 30, 2012, as further amended and restated as of May 31, 2013, as further amended by the First Amendment dated as of May 18, 2015, as further amended by the Replacement Term Loan Amendment dated as of November 2, 2016, as further amended by the 2017 Replacement Term Loan Amendment dated as of May 11, 2017, as further amended by the 2017-2 Replacement Term Loan Amendment dated as of December 8, 2017 and as further amended by the 2018 Replacement Term Loan Amendment dated as of June 8, 2018 (the “Credit Agreement”), among Generac Acquisition Corp., a Delaware corporation (“Holdings”), Generac Power Systems, Inc., a Wisconsin corporation (the “Borrower”), the several lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents and parties party thereto. Capitalized terms used but not defined in this Continuing Term Lender Addendum have the meanings assigned to such terms in the Agreement or the Credit Agreement, as applicable.

By executing this Continuing Term Lender Addendum, the undersigned institution agrees (A) to the terms of the Agreement and the Credit Agreement as amended thereby (the “Amended Credit Agreement”) and (B) on the terms and subject to the conditions set forth in the Agreement and the Amended Credit Agreement, to continue its Existing Term Loans as 2019 New Term Loans on the Effective Date in the amount of its 2019 New Term Loan Commitment (it being understood that such continuation shall be effected pursuant to a cashless roll).

Name of Institution:

Executing as a Continuing Term Lender[1]: By: ________________________________ Name: Title: For any institution requiring a second signature line: By: ________________________________ Name: Title:

1 In no event shall any Lender be able to continue/roll more than their allocation, which allocation shall be at the discretion of the Administrative Agent

REPLACEMENT TERM LENDER ADDENDUM TO THE

2019 REPLACEMENT TERM LOAN AMENDMENT IN RESPECT OF THE
CREDIT AGREEMENT DATED AS OF FEBRUARY 9, 2012,

AS LAST AMENDED AND RESTATED AS OF MAY 31, 2013

AS LAST AMENDED AS OF JUNE 8, 2018

This Lender Addendum (this “Replacement Term Lender Addendum”) is referred to in, and is a signature page to, the 2019 Replacement Term Loan Amendment (the “Agreement”) to that certain Credit Agreement dated as of February 9, 2012, as amended and restated as of May 30, 2012, as further amended and restated as of May 31, 2013, as further amended by the First Amendment dated as of May 18, 2015, as further amended by the Replacement Term Loan Amendment dated as of November 2, 2016, as further amended by the 2017 Replacement Term Loan Amendment dated as of May 11, 2017, as further amended by the 2017-2 Replacement Term Loan Amendment dated as of December 8, 2017 and as further amended by the 2018 Replacement Term Loan Amendment dated as of June 8, 2018 (the “Credit Agreement”), among Generac Acquisition Corp., a Delaware corporation (“Holdings”), Generac Power Systems, Inc., a Wisconsin corporation (the “Borrower”), the several lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents and parties party thereto. Capitalized terms used but not defined in this Replacement Term Lender Addendum have the meanings assigned to such terms in the Agreement or the Credit Agreement, as applicable.

By executing this Replacement Term Lender Addendum as a Replacement Term Lender, the undersigned institution agrees (A) to the terms of the Agreement and the Credit Agreement as amended thereby (the “Amended Credit Agreement”) and (B) on the terms and subject to the conditions set forth in the Agreement and the Amended Credit Agreement, to provide 2019 New Term Loans on the Effective Date in the amount of such Replacement Term Lender’s 2019 New Term Loan Commitment.

Name of Institution:

Executing as a Replacement Term Lender: By: ________________________________ Name: Title: For any institution requiring a second signature line: By: ________________________________ Name: Title: